ITEM 5 OTHER EVENTS
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):	November 14, 2001

GENESIS WORLDWIDE INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-1997	34-4307810

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)

937-910-9300

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

ITEM 5     OTHER EVENTS

On November 14, 2001, U.S. Bankruptcy Court Judge Thomas Waldron approved the sale of substantially all the domestic assets and businesses of Genesis Worldwide Inc. and certain subsidiary corporations (collectively “Genesis”) to Pegasus Partners II, L.P. and KPS Special Situations Fund, L.P. (“Buyers”) under an asset purchase agreement dated September 14, 2001. The sale transaction is anticipated to close on or about December 1, 2001. Under the terms of the asset purchase agreement, the Buyers will pay the secured lender, ING U.S. Capital L.L.P. $7.5 million and issue a note from the new business to ING for $12.5 million. The buyers have also agreed to pay $500,000 to Genesis which will be used to complete the liquidation of Genesis, with any remaining amount after liquidation costs available to pay claims of creditors. If the present transaction is consummated, it is unlikely that any assets will be available to distribute to Genesis shareholders. If the transaction is not consummated in its current form, it is unlikely that an alternative transaction would provide any value for Genesis shareholders.

Genesis Worldwide Inc. and 10 subsidiaries filed voluntary petitions for reorganization under chapter 11 on September 17, 2001. The chapter 11 filing was made to facilitate the sale of the Company, which had been negotiated prior to the bankruptcy filing in accordance with Section 363 of the U.S Bankruptcy Code.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENESIS WORLDWIDE INC.

Date:	November 26, 2001	By:	/s/ Karl A. Frydryk

Karl A. Frydryk Vice President and Chief Financial Officer

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